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                                                                   Exhibit 10.11


                            NON-COMPETITION AGREEMENT
                  (hereinafter referred to as the "Agreement")


         This Agreement, entered into this ____ day of December, 2002, by and between American Financial Group, Inc., an Ohio corporation ("AFG") and Infinity Property and Casualty Corporation, an Ohio corporation ("Company").


                                   WITNESSETH

         WHEREAS, AFG, through its wholly-owned subsidiary, American Premier Underwriters, Inc. ("APU") has sponsored the formation of Company;

         WHEREAS, Company has filed a registration statement under the Securities Act for the purpose of selling a portion of the common shares owned by APU;

         WHEREAS, Company wishes to secure AFG's agreement not to compete with Company and its Subsidiaries in order to enable Company and its Subsidiaries to successfully conduct personal automobile insurance business written through independent agents.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations contained herein, the parties hereto agree as follows:

         1. DEFINITIONS. Terms used herein without definition shall have the meaning set forth in the Formation and Separation Agreement.

         2. NON-COMPETITION.

                  (a) Except as set forth in this Agreement for a period of five years following the Closing Date (the "Restricted Period") AFG shall not, and shall not permit any of its Post-Closing Subsidiaries to:

                           (i) offer, issue or sell, directly or indirectly
                  within the United States, personal automobile insurance written through independent agents; or

                           (ii) employ, offer to employ or solicit with a view
                  to employment any person employed by the Company whose annual base salary exceeds $50,000; provided, that the foregoing will not prevent AFG from soliciting or hiring any such person if such person's employment has been terminated, without cause, by the Company.


                  (b) Notwithstanding any other provision of this Section 2 to the contrary, neither AFG nor any of its Post-Closing Subsidiaries is prohibited from:



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                           (i) engaging in any line of business in which it is
                  engaged at completion of the Public Offering, including, without limitation, the offering of personal automobile insurance policies through Mid-Continent Casualty Company and its wholly-owned subsidiaries ("Mid-Continent"), but only within those states where Mid-Continent is offering personal automobile insurance policies at the time of the completion of the Public Offering; or

                           (ii) acquiring an interest in any Person engaged in
                  any line of business except for acquisitions of controlling interests, whether in a single transaction or series of transactions, in any Person or Persons with, in the aggregate, $100,000,000 or more in gross annual written premiums, or, with respect to one Person, 50% or more of its gross revenues (excluding investment income and realized investment gains and losses), attributable to the writing of personal automobile insurance based on the most recent full fiscal year for which financial statements are available (a "PERMITTED ACQUIREE"), provided further, however, that AFG and any of its Post-Closing Subsidiaries may acquire a controlling interest in a Person that is not a Permitted Acquiree if AFG or such Post-Closing Subsidiary promptly divests the personal automobile insurance operations of such Person. For purposes of this Agreement, a "controlling interest" in a Person means having the power to direct or cause the direction of management and policies of such Person through the ownership of voting securities.

                  (c) Section 2(a)(i) and (ii) shall also be binding upon any person who has a controlling interest in AFG as of the Closing Date until such time, however, that the person ceases to have a controlling interest in AFG. AFG shall cause each such person to comply with the terms and conditions hereof.

                  (d) Section 2(a)(i) and (ii) shall not be binding upon a Post-Closing Subsidiary of AFG after the time such Person ceases to be a Post-Closing Subsidiary of AFG. For avoidance of doubt, Section 2(a)(i) and (ii) also does not apply to any person which on or after the Closing Date becomes an Affiliate (other than a Post-Closing Subsidiary) of AFG, including any person that acquires all or substantially all of the capital stock or assets of AFG.

                  (e) The Company and AFG agree that money damages alone would not be a sufficient remedy for any breach of this Section 2 by AFG, its Post-Closing Subsidiaries, or any person having a controlling interest in AFG, and that, in addition to all other remedies, including monetary relief, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

         3. NO INCONSISTENT ACTIONS. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with, or to avoid





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or evade, the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

         4. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, rule or regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                            AMERICAN FINANCIAL GROUP, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------



                                            INFINITY PROPERTY AND CASUALTY
                                            CORPORATION

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------